UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  October 23, 2018
(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:  732-524-0400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On October 23, 2018, Johnson & Johnson ("J&J") announced that they have agreed with Ci:z Holdings Co., Ltd. (TYO: 4924) (the “Company”), a Japanese company focused on the marketing, development and distribution of a broad range of dermocosmetic, cosmetic and skincare products, to launch an all-cash offer (the “tender offer”) to acquire all of the outstanding shares of the Company not already held by J&J and its affiliates for ¥5,900 per share, which equates to approximately ¥230 billion (approximately $2 billion, using the exchange rate of 112.82 Japanese Yen to each U.S. Dollar as of 5 p.m., New York City time, on October 22, 2018).
The acquisition will include the Company’s range of brands comprising Dr.Ci:Labo, Labo Labo and Genomer line of skincare products.
In July 2016, Cilag GmbH International, an affiliate of J&J (“Cilag”), entered into a long-term strategic collaboration with the Company, to distribute the Company’s brands outside of Japan. As part of this collaboration, Cilag acquired approximately 19.9% of the outstanding shares of the Company. The tender offer is part of a series of transactions pursuant to which J&J intends to acquire all the outstanding shares of the Company, including a separate transaction whereby J&J will acquire the shares of the Company held by CIC Corporation, the ownership vehicle of the Company’s founder, Dr. Yoshinori Shirono.
J&J expects to launch the tender offer on October 29, 2018.  Additional information on the tender offer and transactions will be made available to the Company’s shareholders in the tender offer registration statement for the transaction to be filed on EDINET in Japan. Copies of an English translation of the tender offer explanatory statement, which includes all the information described in the tender offer registration statement, may be obtained by contacting J&J’s tender offer agent, SMBC Nikko (IBG_M&A_JPN@smbcnikko-si.com) at any time after October 29, 2018.
The tender offer is expected to close in the first quarter of 2019. Upon completion of the tender offer, J&J intends to conduct a squeeze-out procedure to purchase the remaining shares in the Company that were not tendered in the tender offer, which we expect to complete in the first half of 2019.
The proposed transaction is conditioned upon:

•
J&J’s having acquired, directly or indirectly, at least two-thirds of all Company shares that are issued and outstanding at the end of the tender offer period, which may be extended, including for this purpose: the shares tendered, the shares already held by Cilag, and the shares held by CIC Corporation that will be separately acquired by J&J;

•	Further customary offer conditions described in the tender offer registration statement, including regulatory approvals.
The related press release dated October 23, 2018 is attached as Exhibit 99.1 to this report.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.        Description

99.1	Johnson & Johnson Press Release dated October 23, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: October 23, 2018	By:	/s/ Renee A. Brutus
Renee A. Brutus Assistant Corporate Secretary